Exhibit 99.1

IN THE SUPERIOR COURT OF THE STATE OF DELAWARE

CLIMB BIO, INC.,	)
)
Plaintiff,	)

v.	)
	)	C.A. No. ________CCLD
ALUMIS INC., and ACELYRIN,	)
INC. (a wholly owned subsidiary),	)
)
Defendant.	)

COMPLAINT

Plaintiff Climb Bio, Inc. (“Climb”), by and through its undersigned counsel, hereby alleges as and for its complaint against Alumis Inc. (“Alumis”) and Acelyrin, Inc. (“Acelyrin”) (collectively, “Defendants” or “Alumis”), upon knowledge as to itself and its own acts and upon information and belief as to all other matters, as follows:

INTRODUCTION

1. Climb seeks the Court’s intervention to resolve a dispute between the parties concerning their January 11, 2024 Asset Purchase Agreement (the “APA”), which is hereby incorporated by reference and attached as Exhibit A.

2. Under the APA, Climb’s predecessor-in-interest purchased assets from Defendant Acelyrin related to a drug candidate called budoprutug. In addition to a one-time upfront payment for this asset purchase, the APA included terms for potential earn-out payments in the event that Climb were to exploit any “Product,” as defined in the APA. The APA defines a “Product” that could trigger these future payment obligations as limited to a budoprutug drug that would infringe “Royalty-Bearing Patents.” Royalty-Bearing Patents are limited, in turn, to (i) “Patents” included in the Transferred Assets transferred under the APA; or (ii) certain Patents filed within nine months of the APA’s closing date.

3. No Royalty-Bearing Patents exist. No Patents were included in the Transferred Assets under the APA, nor were any Patents that would constitute Royalty-Bearing Patents filed within nine months of the APA’s closing. Accordingly, Climb is not (and could not be) developing a Product, and does not owe any obligations under the APA in connection with its development or commercialization of budoprutug.

4. Acelyrin merged with Alumis in May 2025. Climb subsequently contacted Alumis in good faith to confirm alignment on the parties’ respective rights and obligations under the APA. In that communication, Climb made its position clear: since Acelyrin had not transferred any Patents under the APA, and nine months had passed without the filing of any Royalty-Bearing Patent, no Products could be developed, and the attendant contractual terms related to Products would not be triggered.

5. Alumis disagreed with Climb’s position, insisting it should profit from Climb’s successful independent development of its budoprutug drug candidate, even though Defendants have not contributed any Royalty-Bearing Patents (or any Patents at all) to establish exclusivity for Climb’s drug candidate and help recoup the costs of development.

6. Alumis’ position contradicts the plain language of the APA and is entirely unreasonable. Under Alumis’ interpretation, Defendants could receive upwards of $100 million dollars beyond the initial asset purchase price in the coming years for no added consideration or value. Defendants contributed no patents to protect Climb’s budoprutug drug candidate that would enable Climb to exclude any third party from developing an equivalent or competing drug and thus warrant such extensive obligations.

7. Over the last few months, Climb has repeatedly attempted to better understand Alumis’ position and resolve this dispute out of court, but Alumis has rebuffed all attempts to achieve an amicable resolution.

8. On November 17, 2025, despite receiving no Royalty-Bearing Patents from Defendants, Climb successfully dosed its first patient with budoprutug in a Phase 2 clinical trial. Given the parties’ ongoing dispute, Climb sent a courtesy notice of this development update to Alumis in good faith, even though it had no obligation to do so. Climb also once again endeavored to discuss a potential resolution. Alumis responded by sending an invoice for a $3 million milestone payment that Alumis asserts is due on January 1, 2026. Climb denies that any such payment is owed under the clear and unambiguous terms of the APA, which limit this milestone payment to a Product.

9. Climb made one final attempt to discuss this dispute with Alumis on December 17, 2025, but was again dismissed. Rather, Alumis reaffirmed its demand for a payment of $3 million by January 1, 2026.

10. Climb seeks Court intervention to clarify the parties’ rights and obligations under the APA. Specifically, Climb seeks a declaration that its budoprutug drug candidate is not a Product under the APA, and thus Climb does not owe Defendants the $3 million Alumis invoiced for payment by January 1, 2026.

THE PARTIES

11. Plaintiff Climb Bio, Inc. is a corporation headquartered in Massachusetts and incorporated in Delaware. Climb is a clinical-stage biotechnology company with a mission to deliver high impact, disease modifying medicines for individuals living with immune-related diseases. Climb seeks to develop transformative immune medicines with the potential to address immune-mediated diseases impacting patients with limited treatment options.

12. Defendant Alumis Inc. is a corporation headquartered in California and incorporated in Delaware. Alumis is a clinical stage biopharmaceutical company focused on the development and commercialization of medicines for autoimmune disorders.

13. Defendant Acelyrin, Inc. is a corporation headquartered in California and incorporated in Delaware. Acelyrin merged with Alumis in May 2025 and is now a wholly owned subsidiary of Alumis.

JURISDICTION

14. This Court has subject matter jurisdiction pursuant to Article IV, Section 7 of the Delaware Constitution and 10 Del. C. §§ 541 et seq. and 10 Del. C. §§ 6501.

15. This Court has personal jurisdiction over the parties because Plaintiff and Defendants are incorporated in Delaware.

16. The parties’ contract provides for exclusive jurisdiction in “the U.S. District Court for the District of Delaware (where federal jurisdiction exists) or the Court of Chancery of the State of Delaware sitting in the New Castle County (where federal jurisdiction does not exist).” APA § 9.11(b). Plaintiff’s claim for declaratory judgment concerning its obligations under the APA is a contract claim governed by state law, and the parties are not diverse, so federal jurisdiction does not exist. Plaintiff’s claims are also legal claims seeking legal relief, for which the Court of Chancery does not have jurisdiction. Because the United States District Court in the District of Delaware and the Court of Chancery lack jurisdiction over this dispute, jurisdiction and venue are properly laid with this Court.

17. This case qualifies for assignment to the Superior Court’s Complex Commercial Litigation Division because the amount in controversy exceeds $1 million.

FACTS

(a) Budoprutug Background

18. Budoprutug is an investigational monoclonal antibody that targets cells expressing a protein called CD19, which is found on the surface of white blood cells that signal the presence of various types of cancers and autoimmune diseases in the body.

19. On information and belief, Budoprutug was first developed by Merck KGaA (“Merck”). Pursuant to a collaboration between Merck and Cancer Research Technology Limited (“CRT”) entered in or around December 2009, budoprutug was studied for use in the treatment of patients with certain malignancies. In or around July 2018, in an agreement with CRT, Merck assigned its rights to budoprutug to CRT, including the assignment of patent rights related to the budoprutug compound.

20. In or around February 2020, CRT licensed rights to develop budoprutug using its patents to a company called ValenzaBio, Inc. (“ValenzaBio”), which began developing it to treat a rare autoimmune kidney disease. In or around January 2023, Acelyrin acquired ValenzaBio.

21. On information and belief, Acelyrin attributed minimal to no value to the budoprutug development program in its acquisition of ValenzaBio. The publicly filed merger agreement between Acelyrin and ValenzaBio did not even expressly reference budoprutug.

22. Acelyrin then terminated development of budoprutug and use of the budoprutug rights it acquired from ValenzaBio, including terminating ValenzaBio’s ongoing clinical trial without even drafting a clinical study report for the trial.

23. On information and belief, Acelyrin never filed a single patent application related to budoprutug.

24. Within less than a year of acquiring ValenzaBio, Acelyrin was in active negotiations to sell off the budoprutug assets.

(b)	The APA

25. On January 11, 2024, Acelyrin sold its budoprutug assets to Tenet Medicines, Inc. (“Tenet”) under the APA.

26. Tenet made an upfront payment of over $7 million to purchase Acelyrin’s budoprutug related assets. APA §§ 2.1, 2.2, 3.1. Acelyrin agreed to deliver to Tenet on the Closing Date all of the purchased assets in the form agreed upon by the parties. Id. § 2.5; see also id. § 4.2(c).

27. In addition to providing the terms of this one-time payment for the asset purchase, the APA also included terms that would potentially come into effect if Tenet (which was subsequently acquired by Climb) were to develop a Product as defined in the APA. These terms include non-monetary obligations, such as obligations to keep books and records and provide reporting on any Product, as well as monetary obligations, including making payments if any Product were to achieve certain development and commercialization milestones. See, e.g., id. §§ 3.2, 3.3, and 3.4.

28. The contract is express that these non-monetary and payment obligations apply only to the potential development and commercialization of a Product, as defined in the APA.

29. Section 1.1 of the APA defines “Product” as:

any biopharmaceutical product that incorporates or comprises Budoprutug, in any form, formulation or route of administration, and for use in any Indication, including any Combination Product, the manufacture, use, offer for sale, sale, or importation of which would, but for the Royalty-Bearing Patents, infringe a Valid Claim. (emphasis added)

30. This definition of “Product” makes clear that a Product under the APA is limited to one that practices a “Royalty-Bearing Patent,” which is defined in Section 1.1 of the APA as:

(a) all Patents included in the Transferred Assets, and (b) each other Patent filed by or on behalf of Buyer within nine (9) months following the Closing Date that discloses any Know-How included within the Owned Intellectual Property, and Covers the composition of matter, method of use or method of manufacture of Budoprutug.

31. No Patents were transferred by Acelyrin in the Transferred Assets,1 including in Schedule 2.2(a)(vii) of the APA that sets forth the Owned Product Intellectual Property that is included in the Transferred Assets.2

32. Further, no Patents were filed within nine months following the Closing Date that could constitute Royalty-Bearing Patents.

33. Accordingly, neither of the circumstances outlined in the definition of Royalty-Bearing Patent occurred, and there are thus no Royalty-Bearing Patents under the APA.

[1]	The APA defines “Transferred Assets” in Section 2.2(a), which does not include any Patents to be transferred to Tenet.
[2]

The “Owned Product Intellectual Property” set forth in Schedule 2.2(a)(vii) is comprised of “Trial protocols, data, and results specifically arising from the (1) VB119 Membranous Nephropathy Phase 1 Study under IND 151313 and (2) VB119 Minimal Changed Disease Phase 1 Study under IND 157500.” It does not include any Patents. The Seller Disclosure Schedule to the APA is attached hereto as Exhibit B.

34. The only assets transferred under the APA that included rights under patents were licenses to use CRT’s patents. The APA provides that those licenses are Contracts, not Patents or Royalty-Bearing Patents that could trigger obligations to Acelyrin. Indeed, the APA defines “Patents”3 as separate from “Contracts”4 and refers to the CRT Licenses as “Transferred Contracts.” See APA § 2.2(a)(i) & Schedule 2.2(a)(i). The APA also clearly distinguishes the patents that are subject to the CRT licenses from Royalty-Bearing Patents. For example, the APA defines “Budoprutug” to include any compound that “falls within the scope of one or more Valid Claims of any of the Royalty-Bearing Patents in the relevant country or territory; and/or has been developed using or incorporating any part of the Licensed Rights (as such term is defined in the CRT Agreement).” This language reflects the parties’ intention that the patents licensed from CRT were distinct from any Royalty-Bearing Patents that could trigger contractual obligations under the APA.

[3]

The APA defines “Patents” as “patents, patent applications and patent disclosures, together with any reissuances, provisionals, divisionals, substitutions, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, in all instances including the United States and all foreign equivalents anywhere throughout the world.” APA § 1.1.

[4]

The APA defines “Contract” as “any legally binding contract, subcontracts, agreement, instrument, lease, license, commitment, sales and purchase orders, and other instruments, arrangements or understandings of any kind, together with amendments, modifications and supplements thereto.” APA § 1.1.

35. Separating the CRT licenses from Royalty-Bearing Patents that could trigger payment obligations to Acelyrin was intentional and made sense. The pre-existing license agreement between Acelyrin and CRT needed to be renegotiated, so Tenet entered a new license directly with CRT on the same date the parties closed the APA. Under the CRT license, Tenet (now Climb) undertook a full set of obligations, including milestone and royalty payment obligations to CRT (the patent owner), for rights to use CRT’s patented technology. If the CRT patents were Royalty-Bearing Patents, Climb would have taken on duplicative obligations (including milestone and royalty payment obligations) to two different parties for use of a single set of patents – including obligations to Acelyrin, which does not even own and did not have any part in inventing or reducing to practice the CRT patents.

36. The parties understood when negotiating the APA that there were no Royalty-Bearing Patents and that there may never be any Royalty-Bearing Patents or resultant Products that triggered future rights to Acelyrin or obligations of Tenet. The parties included the forward-looking development and payment plan in the APA to account for a potential circumstance where Acelyrin would either transfer to Tenet a Patent that would generate royalties, or such a Patent was filed in the nine months immediately following the APA’s closing. By nine months after the closing, it was clear that no Royalty-Bearing Patents existed, and no Products would be developed under the APA.

37. Alumis’ public disclosures from prior to the parties’ dispute reveal that Alumis knew this was the case. The materials Alumis distributed to stockholders in connection with its merger with Acelyrin never mention the APA, and Alumis did not file the APA as a “material contract” at the closing of the deal, demonstrating Alumis has always understood the APA held minimal to no value and it is not owed any further payments thereunder.

(c)	Climb Begins to Develop Its Budoprutug Candidate

38. In June 2024, Plaintiff Climb acquired Tenet, including its rights and obligations in the APA.5

39. Climb immediately began developing its budoprutug drug candidate to treat various immune-mediated diseases. Upon initiating this work, it became apparent to Climb that Acelyrin was much further behind in developing budoprutug than Tenet, and subsequently Climb, initially understood from Acelyrin. Consequently, Climb has been forced to perform a significant amount of unexpected work, and incur significant unexpected costs, in order to render budoprutug a clinically viable drug candidate, let alone one that is commercially viable.

40. Climb also faced unanticipated obstacles when working with the materials transferred by Acelyrin under the APA.

[5]	Climb was formerly Eliem Therapeutics, Inc. but changed its name in October 2024. Tenet is now a wholly owned subsidiary of Climb called Climb Bio Operating Inc.

41. For example, the APA required Acelyrin to transfer and deliver certain “Tangible Assets” to Climb, including two lots of “Finished Kits” that were designated as “Clinical Supply.” See APA § 2.2(a)(viii); Schedule 2.2(a)(viii). One of the two lots was unusable due to Acelyrin’s failure to meet the criteria required for use in clinical development, despite the lot being designated as material for “Clinical Supply” in the parties’ contract. Due to this lack of usable supply, Climb was forced to manufacture an additional lot at its own significant expense.

42. Climb also had to spend time and money developing bioanalytical assays necessary to proceed with the clinical development of budoprutug.

43. Despite these unforeseen obstacles, Climb advanced development efforts and reinitiated clinical studies of budoprutug.

(d) The Parties’ Dispute

44. In May 2025, Acelyrin merged with Alumis, and Acelyrin became a wholly owned subsidiary of Alumis.

45. Given the changed ownership at both companies that were parties to the APA, Climb reached out to Alumis in good faith in the summer of 2025 to ensure the parties were aligned on their interpretation of the parties’ rights and obligations under the APA.

46. At this time, over nine months had passed since the APA’s closing, and no party had filed patents within that nine month time-frame that could constitute Royalty-Bearing Patents under the APA. In its correspondence with Alumis, Climb made its position clear that there were no Royalty-Bearing Patents, and thus no Products under the APA. As there are no Products, Climb communicated to Alumis that there are no obligations under the APA in connection with Climb’s development or commercialization of its budoprutug drug candidate. Alumis disagreed.

47. For months, Climb has endeavored to discuss this dispute with Alumis or its counsel and try to reach an out-of-court resolution but has been repeatedly rebuffed.

48. Despite not receiving any Royalty-Bearing Patents from Defendants and facing unanticipated development obstacles, on November 17, 2025, Climb dosed its first patient in its Phase 2 clinical trial for its drug candidate budoprutug. Climb sent a courtesy notice to Alumis in good faith given the parties’ dispute, even though Climb had no obligation to do so, which Climb made clear in the notice itself. Climb again raised its interest in trying to resolve the dispute out of court.

49. Alumis responded by sending Climb an invoice for $3 million due January 1, 2026, for what it referred to as achievement of the “First Indication Phase 2 Initiation” milestone under APA § 3.2(a)(i). The plain language of the APA limits the “First Indication Phase 2 Initiation” milestone to “the first dosing of the first patient with a Product in a Phase 2 Clinical Trial with respect to the first Indication . . . .” APA § 1.1. As with all the Milestone obligations under the APA, this obligation is expressly limited to a Product and thus does not apply to Climb’s budoprutug drug candidate.

50. On December 17, 2025, Climb made a final attempt to see if resolution of this matter could be achieved short of litigation. Alumis responded that it expects Climb to provide payment by January 1, 2026.

51. Alumis’ response makes it apparent that the parties are at an impasse and any further attempts to resolve the dispute out of court would be futile. Climb therefore seeks the Court’s intervention to resolve this dispute.

52. Defendants have already received an upfront payment as consideration for the transferred assets. Defendants have no right to further profit from Climb’s significant independent work to develop budoprutug when Defendants failed to provide any Royalty-Bearing Patents.

53. Climb requests the Court declare that Climb’s budoprutug drug candidate is not a Product under the APA, and that Climb thus does not have any obligation to pay the $3 million Alumis invoiced for payment by January 1, 2026.

COUNT I

Declaratory Judgement

54. Climb repeats, realleges, and incorporates the allegations contained in the previous paragraphs of this Complaint as though fully set forth herein.

55. The APA executed on January 11, 2024 is a valid, binding, and enforceable agreement.

56. Section 3.2(a)(i) of the APA provides for a Development Milestone Payment only for achievement of a milestone in connection with a Product as that term is defined in the APA.

57. Climb’s budoprutug drug candidate is not a Product under the APA because it does not exploit any Royalty-Bearing Patent, as that term is defined in the APA. Thus, Climb does not owe Alumis the $3 million invoiced under APA § 3.2(a)(i).

58. Alumis has invoiced Climb for payment pursuant to APA § 3.2(a)(i) with a deadline of January 1, 2026. Climb disputes it owes this payment obligation.

59. Climb attempted to reach an out-of-court resolution or otherwise discuss the parties’ respective interpretations of the APA, but Defendants refused.

60. This controversy is ripe for judicial determination.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff respectfully requests that the Court enter judgment in its favor and against Defendants as follows:

(a) Entering declaratory judgment that: (i) Climb’s budoprutug candidate is not a Product because it does not exploit any Royalty-Bearing Patents under the APA; and (ii) Climb thus does not owe the $3 million invoiced by Alumis pursuant to APA § 3.2(a)(i).

(b) Awarding Plaintiff its costs and expenses incurred in connection with these claims, including reasonable attorneys’ fees.

(c) Granting Plaintiff such other relief as the Court deems just and proper.

Dated: December 31, 2025	WILSON SONSINI GOODRICH
& ROSATI, P.C.

/s/ Andrew D. Cordo
OF COUNSEL:	Andrew D. Cordo (#4534)
222 Delaware Avenue, Suite 800
WILSON SONSINI GOODRICH	Wilmington, DE 19801
& ROSATI, P.C.	(302) 304-7600
Michael Sommer (pro hac vice	acordo@wsgr.com
forthcoming)
Cassie Black (pro hac vice	Counsel for Plaintiff
forthcoming)	Climb Bio, Inc.
31 W. 52nd Street 5th Floor
NY New York 10019-6022

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